UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-5(d)(2))

☒	Definitive Information Statement

Entergy Texas, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5g and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Entergy Texas, Inc. 10055 Grogans Mill Road The Woodlands, TX 77380
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Dear Shareholders:

This information statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of the 1,400,000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), on or about July 10, 2020. Only shareholders of record of the Preferred Stock (the “Preferred Shareholders”) as of the close of business on July 1, 2020 (the “Record Date”) are entitled to receive this Information Statement.
The purpose of this notice and the accompanying Information Statement is to notify you that on July 1, 2020, the holder of all of the outstanding shares of our Common Stock (46,525,000 shares), as of that date (the “Common Shareholder”), executed a written consent in lieu of an annual meeting of shareholders (the “Shareholder Consent”) approving the election of four (4) members to our Board of Directors (the “Board”), which was previously approved by the Board on June 22, 2020, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

In accordance with Rule 14c-2 of the Securities Exchanges Act of 1934, as amended, the corporate action taken in the Shareholder Consent will be effective on August 19, 2020, forty (40) days after the Notice of Internet Availability of the Information Statement Materials (the “Notice”) is first made available to the Preferred Shareholders.

The Company is pleased to utilize the Securities and Exchange Commission rules that allow issuers to furnish shareholder materials to their shareholders on the Internet. Accordingly, we are sending the Notice, on or about July 10, 2020 to our Preferred Shareholders. The Notice contains instructions on how to access our Information Statement and Annual Report on Form 10-K for the year-ended December 31, 2019 (the “Annual Report”). In addition, the Notice contains instructions on how you may receive a paper copy of the Information Statement and Annual Report or elect to receive your Information Statement and Annual Report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

Important Notice Regarding the Availability of this Information Statement and the Annual Report. This Information Statement and the Annual Report, including consolidated financial statements, are available to you at http://www.entergy.com/investor_relations/annual_publications.aspx. If you received the Notice and would like to receive a printed copy of the Information Statement and the Company’s Annual Report, please follow the instructions for requesting such materials included in the Notice.

By Order of the Board of Directors

Sallie T. Rainer
Chair of the Board, Chief Executive Officer and President
July 10, 2020

Table of Contents
Notice of Information Statement
General Information1
Board of Directors/Executive Officers2
Election of Directors2
Security Holder Nominating Procedures3
Non-Director Executive Officers3
Family Relationships4
Arrangements Between Officers and Directors4
Corporate Governance4
NYSE Listing Standards4
Director Independence4
Board Leadership Structure and Role in Risk Oversight4
Board Committees 4
Director Attendance6
Shareholder Communication with Our Board6
Business Ethics and Conduct6
Code of Business Conduct and Ethics7
Anti-Hedging Policy7
Review and Approval of Related Party Transactions7
Involvement in Certain Legal Proceedings8
Director Compensation8
Audit Matters9
Fiscal Year 20199
Audit Committee Guidelines for Pre-Approval of Independent Auditor Services9
Entergy Audit Committee Report10
Executive Office Compensation11
Compensation Discussion and Analysis11
Executive Summary11
What Entergy Pays and Why14
Compensation Policies and Practices 24
Personnel Committee Report27
Executive Compensation Tables28
2019 Summary Compensation Table28
2019 Grants of Plan-Based Awards31
2019 Outstanding Equity Awards at Fiscal Year-End32
2019 Option Exercises and Stock Vested34
2019 Pension Benefits35

2019 Potential Payments Upon Termination or Change in Control38
Pay Ratio Disclosure44
Other Important Matters45
Other Matters45
Dissenter’s Rights45
Interests of Certain Persons in or Opposition to Matters Acted Upon45
Directors and Executive Officers45
Beneficial Owners of More than Five Percent of Entergy Texas Stock45
Expense of Information Statement45
Delivery of Documents to Security Holders Sharing An Address46
How to Obtain Our Annual Report on Form 10-K46
Appendix A A -1
Reconciliation of GAAP and Non-GAAP Financial Measures A -1

Entergy Texas, Inc. 10055 Grogans Mill Road The Woodlands, TX 77380
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This Information Statement is being made available on or about July 10, 2020 to the holders of record as of the close of business on July 1, 2020 (the “Record Date”) of the 1,400,0000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), in connection with the action taken by Entergy Corporation (“Entergy”), the sole owner of all of the Company’s outstanding shares of common stock (46,525,000 shares) as of the Record Date (the “Common Shareholder“). On July 1, 2020, the Common Shareholder executed a written consent in lieu of the Company’s 2020 annual meeting of shareholders (the “Shareholder Consent”), approving the election of four (4) members to our Board of Directors (the “Board”). The action taken pursuant to the Shareholder Consent had previously been approved by the Board on June 22, 2020, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

The action being taken in the Shareholder Consent without a meeting of shareholders is authorized by Section 6.202 of the Texas Business Organizations Code (the “Texas Law”) and the Company’s Certificate of Formation. Both allow the taking of action without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each shareholder entitled to vote on the action is present and votes, signs a written consent or consents stating the action taken. According to Section 21.359 of the Texas Law, directors of every corporation must be elected at the annual meeting of shareholders by a plurality of the votes cast at the election. Under the Company’s Certificate of Formation and the resolution creating the Preferred Stock, the holders of the Company’s common stock and Preferred Stock vote together as one class, with the holder of the common stock (Entergy) possessing 79% of the voting power and the holders of the Preferred Stock possessing 21% of the voting power. In order to eliminate the costs and management time involved in holding an annual meeting and in order to affect the actions described above, the Company’s Board voted to utilize the written consent of the Common Shareholder, and subsequently obtained the written consent of the Common Shareholder to approve the action described above.
This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of record of the Preferred Stock as of the Record Date (the “Preferred Shareholders”). The actions approved by the Common Shareholder will be effective on August 19, 2020, forty (40) days after July 10, 2020, the date this Information Statement is first made available to the Preferred Shareholders.

Board of Directors/Executive Officers

Election of Directors

Pursuant to the Shareholder Consent, upon recommendation of the Board, all four (4) members of our Board were reelected to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Below is biographical information about each of our directors, including their age as of July 10, 2020, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) and other professional affiliations. Each Director’s information also provides a high level summary of the specific experience, qualifications and attributes of each director that the Board used to determine that the person should serve as a director.

Director	Professional Experience
Sallie T. Rainer Age 58 Director Since 2012
Professional Experience

- Chair, President and Chief Executive Officer, Entergy Texas since 2012
- Director, Interfaith of The Woodlands, Greater Houston Woman’s Chamber of Commerce, Houston Methodist and The Woodlands Hospital

Skills and Attributes

As the Company’s Chair and Chief Executive Officer, Ms. Rainer is an integral part of the Company and brings to the Board her leadership skills and her extensive senior executive experience in the utility industry.

Paul D. Hinnenkamp Age 58 Director Since 2015
Professional Experience

- Executive Vice President and Chief Operating Officer, Entergy since 2017
- Senior Vice President and Chief Operating Officer, Entergy 2015 - 2017
- Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans

Skills and Attributes

Mr. Hinnenkamp brings to the Board his extensive senior executive and operations experiences gained through his role as Entergy’s Chief Operating Officer.

Andrew S. Marsh Age 48 Director Since 2013
Professional Experience

- Executive Vice President and Chief Financial Officer, Entergy since 2013
- Executive Vice President and Chief Financial Officer, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources since 2014
- Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources
- Director, Nuclear Electric Insurance Limited

Skills and Attributes

As our Chief Financial Officer, Mr. Marsh brings to the Board his extensive executive leadership experience in the utility industry and his deep knowledge of the Company.

Roderick K. West Age 52 Director Since 2017
Professional Experience

- Group President, Utility Operations, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas since 2017
- President, System Entergy Resources since 2017
- Executive Vice President, Entergy 2016 - 2017
- Chief Administrative Officer, Entergy 2010 - 2016
- Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources
- Hesburgh Trustee University of Notre Dame,
- Director, Electric Power Research Institute

Skills and Attributes

Mr. West brings to the Board his extensive senior management and leadership experience and deep knowledge of the utility industry gained through his role as Group President and his senior level management positions with Entergy.

Security Holder Nominating Procedures

Since Entergy possesses the voting power to elect all of our directors, we do not have any formal procedures by which our shareholders may recommend nominees to our Board.

Non-Director Executive Officers

Below is biographical information about each of our non-director executive officers, including their age as of July 10, 2020, business experience, directorships of other publicly-owned corporations (if any) and other professional affiliations. Our officers are appointed by our Board and hold office until either their successors have been duly elected or they are removed by the Board.

Officer	Professional Experience
Marcus V. Brown Age 58
- Executive Vice President and General Counsel of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy Resources since 2013.
- Director, Energy Mutual Insurance

Leo P. Denault Age 60
- Chairman of the Board and Chief Executive Officer, Entergy since 2013
- Chief Executive Officer, Entergy Services since  February 2013
- Director, Edison Electric Institute, Institute of Nuclear Power Operations and  Atlanta Center Regional Governing Board of the World Association  of Nuclear Operators

Kimberly A. Fontan Age 47
- Senior Vice President and Chief Accounting Officer, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources since 2019
- Vice President, System Planning, Entergy Services 2017 - 2019
- Vice President, Regulatory Services, Entergy Services 2015 - 2017

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer or other key employee.

Arrangements Between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which the director or officer was elected to serve. Other than Ms. Rainer, our directors and officers are selected from Entergy’s officers.

CORPORATE GOVERNANCE

NYSE Listing Standards

The New York Stock Exchange (“NYSE”) exempts companies whose only listed securities are preferred stock or debt from most of its corporate governance requirements, including the requirement to have a board composed of a majority of independent directors.

Director Independence

All of the Company’s directors are officers of the Company or its affiliates, and therefore, do not meet the independence standards of the NYSE rules. As discussed above, we are exempt from the NYSE corporate governance standard to have a board composed of a majority of independent directors. We are relying on this exemption provided under the NYSE rules to comply with certain of its requirements.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the control and direction of the Company. Our Chair of the Board is our Chief Executive Officer, Sallie Rainer. The Board believes that this leadership structure is appropriate given Ms. Rainer’s deep involvement with the Company and the utility industry. Entergy’s board of directors provides oversight for it and all of its affiliates, including the Company, with respect to the overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters.

Board Committees

The Company’s Board does not have any standing committees. However, the Entergy board committees described below review and consider matters affecting the Company as part of their oversight of Entergy and its subsidiaries. The chairs and members of those committees are appointed annually and are composed entirely of independent directors as defined by NYSE rules and Entergy’s Corporate Governance Guidelines. Each committee operates pursuant to a written charter. Entergy’s Corporate Governance Guidelines, the charters of its Audit, Corporate Governance and Personnel Committees, Code of Entegrity and the Code of Business Conduct and Ethics (the “Ethics Code”), including any amendments or waivers, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests a copy from Entergy’s Secretary.

Information below describes the current chairs, membership and key responsibilities of each of Entergy’s board committees.

Audit Committee

Members: Patrick J. Condon (Chair), Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett. The Audit Committee held 9 meetings in 2019. Each member of the Audit Committee satisfies the heightened independence standards and qualification criteria and is financially literate in accordance with the NYSE and Securities and Exchange Commission (“SEC”) rules. Mr. Condon and Mr. Frederickson have been determined to be Financial Experts as defined by the SEC.

Key Responsibilities:

•	Oversees accounting and financial reporting processes and the audits of financial statements;

•	Assists the Entergy board in fulfilling its oversight responsibilities with respect to compliance with legal and regulatory requirements, including disclosure controls and procedures;

•	Decides whether to appoint, retain or terminate the independent auditors;

•	Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;

•	Appoints and oversees the work of Entergy’s Vice President, Internal Audit and assesses the performance of the Internal Audit Department; and

•	Prepares the Audit Committee Report.

Corporate Governance Committee

Members: Blanche L. Lincoln (Chair), Alexis M. Herman and Stuart L. Levenick. The Corporate Governance Committee held 9 meetings in 2019.

Key Responsibilities:

•	Develops policies and practices relating to corporate governance and reviews compliance with Entergy’s Corporate Governance Guidelines;

•	Recommends the director nominees for approval by the Entergy board and shareholders;

•	Establishes and implements self-evaluation procedures for the Entergy board and its committees;

•	Reviews annually the form and amount of Entergy non-employee director compensation, and makes recommendations to the Entergy board with respect thereto; and

•	Provides oversight of Entergy’s sustainability strategies, policies and practices.

Finance Committee

Members: Philip L. Frederickson (Chair), John R. Burbank, Kirkland H. Donald and M. Elise Hyland. The Finance Committee held 8 meetings in 2019.

Key Responsibilities:

•	Oversees corporate capital structure and budgets and recommends approval of capital projects;

•	Oversees financial plans and key financial risks;

•	Reviews and makes recommendations to the Entergy board regarding financial policies, strategies, and decisions, including Entergy’s dividend policy;

•	Reviews investing activities; and

•	Reviews and makes recommendations to the Entergy board with respect to significant investments, including large capital projects.

Personnel Committee

Members: Karen A. Puckett (Chair), John R. Burbank, Alexis M. Herman and Blanche L. Lincoln. The Personnel Committee held 9 meetings in 2019. Each member of the Personnel Committee satisfies the heightened independence standards and qualification criteria in the NYSE and SEC rules.

Key Responsibilities:

•	Determines and approves the compensation of Entergy’s Chief Executive Officer and other senior executive officers;

•	Approves or makes recommendations to the Entergy board to approve incentive, equity-based and other compensation plans;

•	Develops and implements compensation policies;

•	Evaluates the performance of Entergy’s Chairman and Chief Executive Officer;

•	Reports at least annually to the Entergy board on succession planning, including succession planning for Entergy’s Chief Executive Officer; and

•	Provides oversight of organizational health and diversity and inclusion strategies.

Director Attendance

Board Meetings

In 2019, our Board of Directors held 4 meetings. All of our incumbent directors attended at least 75% of the total number of meetings of our Board, except Mr. Hinnenkamp.

Annual Shareholder Meeting

As the sole owner of all of the shares of our common stock, which possesses 79% of the voting power in the election of directors, Entergy has the ability to elect all of the Company’s directors. Accordingly, as permitted by our Certificate of Formation and bylaws, we do not hold an annual meeting of shareholders, and instead, annually, members of our Board are elected through written consent executed by Entergy.

Shareholder Communication With Our Board

Our shareholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, c/o Entergy Corporation, 639 Loyola Avenue, New Orleans, Louisiana, 70113, who, upon receipt of any communication will note the date the communication was received, open the communication, make a copy of it for our files, and promptly forward the communication to the director(s) to whom it is addressed. However, spam junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.

Business Ethics and Conduct

All employees of an Entergy System company, including the Company’s Chief Executive Officer, Chief Financial Officer and other senior members of management, are required to abide by Entergy’s Code of Entegrity, which sets forth the ethical responsibilities of employees, officers and representatives. The Code of Entegrity, along with other Entergy policies on business conduct, helps ensure that our business is conducted in a consistently legal and ethical manner. Entergy’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among employees to foster good business conduct, and a high level of integrity. The policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business. Annually, all employees with computer access are required to acknowledge that they are familiar with the Code of Entegrity and agree to uphold Entergy’s core values and follow Entergy’s policies.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Entergy’s policies. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Entergy’s Internal Audit department has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

Code of Business Conduct and Ethics

Our directors, officers and employees are required to comply with the Ethics Code. The Ethics Code is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Ethics Code covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company.

Anti-Hedging Policy

Entergy has adopted an anti-hedging policy that prohibits officers, directors and employees of Entergy and its affiliates, including the Company, from entering into hedging or monetization transactions involving Entergy’s common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to Entergy’s stock or transactions involving “short-sales” of Entergy’s stock. The Entergy board adopted this policy to require officers, directors and employees to continue to own Entergy stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with those of Entergy’s other shareholders.

Review and Approval of Related Party Transactions

Entergy’s board of directors has adopted a written Related Party Transaction Approval Policy that applies:

▪	To any transaction or series of transactions in which Entergy or any of its subsidiaries is a participant;

▪	When the amount involved exceeds $120,000; and

▪
When a Related Party (a director or executive officer of Entergy or any subsidiary, any nominee for director, any shareholder owning an excess of 5% of the total equity of Entergy and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy is administered by Entergy’s Corporate Governance Committee. The committee will consider relevant facts and circumstance in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances. The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with Entergy or any of its subsidiaries, including the Company so long as the compensation is approved by the Entergy board of directors (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between Entergy or any of its subsidiaries and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law. To Entergy’s knowledge, since January 1, 2019, neither Entergy nor any of its affiliates has participated in any Related Party transaction.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been involved in any of the following events during the past ten years:

1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

3)
being subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

5)
being the subject of, or a party to, any federal or state, judicial or administrative order, judgment, decree or finding not subsequently reversed, suspended or vacated relating to an alleged violation of (a) any federal or state securities or commodities law or regulations, (b) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act) or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or person associated with a member.

Director Compensation

All of the Company’s directors are employees of Entergy or its subsidiaries, and do not receive any additional compensation for their service as a director of the Company. The compensation received by the Company’s directors who are also Named Executive Officers (“NEOs”) is shown in the 2019 Summary Compensation Table on page 28.

Audit Matters

Fiscal Year 2019

Deloitte & Touche LLP and their affiliates (“Deloitte”) served as the independent registered public accounting firm for Entergy and its subsidiaries, including the Company, in 2019. Deloitte is an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”).

Aggregate fees allocated to the Company by Deloitte for the years ended December 31, 2019 and 2018 were as follows:

	2019	2018
Audit Fees	$1,165,125	$1,200,758
Audit-Related Fees(a)	—	—

Total audit and audit-related fees	$1,165,125	$1,200,758
Tax Fees	—	—
All Other Fees	—	—

Total Fees(b)	$1,165,125	$1,200,758

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.

(b)	100% of fees paid in 2019 and 2018 were pre-approved by the Audit Committee.

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services
The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy and its subsidiaries:

1.
The independent auditor will provide the Entergy Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.
For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.

•
All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4.
To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

The information contained in the following Audit Committee Report shall not be deemed to be “soliciting material” of “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Entergy Audit Committee Report

The Entergy Corporation Board of Directors’ Audit Committee is comprised of four independent directors. The committee operates under a board-adopted written charter which was revised most recently in May 2019. The Entergy board has determined that each member of the Audit Committee has no material relationship with Entergy under the Entergy board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees. In addition, the Entergy board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.
Management is responsible for the preparation, presentation and integrity of Entergy’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.

The Audit Committee held 9 meetings during 2019. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy in its financial statements with management and Deloitte & Touche. The Audit Committee also has discussed with, and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on Entergy’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, and General Auditor.
The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee is directly involved in the selection process of the current and prior lead partners. One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.
Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Entergy Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2019.
The Audit Committee of the Entergy Corporation Board of Directors:

Patrick J. Condon, Chair	M. Elise Hyland
Philip L. Frederickson	Karen A. Puckett

Executive Officer Compensation
Compensation Discussion and Analysis

In this section, we discussed the compensation earned in 2019 by the NEOs who were:

Sallie T. Rainer        President and Chief Executive Officer
Marcus V. Brown    Executive Vice President and General Counsel
Leo P. Denault        Chairman of the Board and Chief Executive Officer, Entergy
Andrew S. Marsh    Executive Vice President and Chief Financial Officer
Roderick K. West    Group President, Utility Operations
Messrs. Brown, Denault, Marsh, and West hold the positions referenced above as executive officers of Entergy and are members of Entergy’s Office of the Chief Executive. No additional compensation was paid in 2019 to any of these officers for their service as an NEO of the Company.
Executive Summary

Executive Compensation Programs and Practices

Entergy regularly reviews its executive compensation programs to align them with commonly viewed best practices in the market and to reflect feedback from discussions with investors on executive compensation.

Compensation Principles and Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of its annual and long-term incentive plans. It believes the executive pay programs:

•	Motivate its management team to drive strong financial and operational results.

•	Attract and retain a highly experienced and successful management team.

•
Incentivize and reward the achievement of financial and operational metrics that are deemed by the Personnel Committee to be consistent with the overall goals and strategic direction that the board has approved for Entergy.

•
Align the interests of the executives and Entergy shareholders by directly tying the value of equity-based awards to Entergy’s stock price performance, relative total shareholder return (“TSR”) and earnings growth.

•	Create sustainable value for the benefit of all of Entergy’s stakeholders, including its owners, customers, employees and communities.

Executive Compensation Best Practices:

What We Do
✓ Executive compensation programs are highly correlated to performance and focused on long-term value creation
✓ Double trigger for cash severance payments and equity acceleration in the event of a change in control
✓ Clawback policy
✓ Maximum payout capped at 200% of target under our Annual Incentive Plan and Long-Term Performance Unit Program for members of the Office of the Chief Executive
✓ Minimum vesting periods for equity-based awards
✓ Rigorous goal setting aligned with externally disclosed annual and multi-year financial targets
✓ Long-term compensation mix weighted more toward performance units than service-based equity awards
✓ All long-term incentive compensation settled in Entergy stock
✓ Rigorous stock ownership requirements
✓ Annual Say-on-Pay vote

What We Don’t Do
× No 280G tax “gross up” payments in the event of a change in control
× No tax “gross up” payments on executive perquisites, other than relocation benefits and club dues
× No option repricing or cash buy-outs for underwater options without shareholder approval
× No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval
× No unusual or excessive perquisites
× No hedging or pledging of Entergy stock
× No fixed term employment agreements
× No new officer participation in the System Executive Retirement Plan
× No grants of supplemental service credit to newly-hired officers under any of the Entergy’s non-qualified retirement plans

2019 Executive Compensation Program Changes

During 2019, the following changes were made to Entergy’s executive officer compensation programs:

Annual Incentive Plan

    In recognition of Entergy’s successful execution on its strategy to exit the Entergy Wholesale Commodities merchant power business, Entergy decided to establish a new, single earnings measure not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) for guidance and investor reporting purposes that would better reflect its ongoing business and respond to feedback received from investors on the earnings measures on which Entergy had previously reported and guided. This new measure, Entergy Adjusted Earnings Per Share (“ETR Adjusted EPS”), adjusts the Entergy’s as reported (GAAP) earnings per share results to eliminate the impact of its Entergy Wholesale Commodities merchant power business, significant tax items and other non-routine items. With this change in the external guidance measure, and given the Personnel Committee’s desire to maintain an appropriate degree of alignment between Entergy’s externally communicated earnings targets and the targets under the annual incentive plan, the committee adopted new performance measures to determine the maximum funding level of the annual incentive plan with each performance measure weighted equally:

•
The earnings measure, ETR Tax Adjusted EPS, is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back the effect of significant tax items, and to eliminate the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities (the “Pre-Determined Exclusions”).

•	The cash flow measure, ETR Adjusted Operating Cash Flow is calculated based on Entergy’s as reported (GAAP) operating cash flow, adjusted to eliminate the effect of any Pre-Determined Exclusions.

Long-Term Incentives

    In keeping with the change in Entergy’s external guidance measure, the committee also adopted a new earnings measure for use in measuring performance under the Long-Term Performance Unit Program (“LTIP”). In particular, the committee decided that, for the 2019 - 2021 LTIP period, the performance measures will be (1) cumulative ETR Adjusted EPS, adjusted to eliminate the effect of any Pre-Determined Exclusions; and (2) TSR with TSR weighted eighty percent and cumulative ETR Adjusted EPS accounting for the remaining twenty percent.

Short-Term and Long-Term Incentive Targets Tailored to Role

Beginning in 2019, the short and long-term incentive targets for officers who are members of Entergy’s Office of the Chief Executive are being determined based on job-specific market data for the officer’s role. Previously, the targets were the average of the market data for the officers within a specific management level, without regard to the officer’s specific job functions. The targets for the NEOs who are Presidents of the Utility operating companies continue to be determined based on the average of the market data for the officers within a specific management level, without regard to their specific job function. Entergy believes that this change for the members of the Office of the Chief Executive will help assure that each officer’s incentive targets are market competitive with respect to the officer’s particular role.

2019 Incentive Pay Outcomes

    Entergy believes the 2019 incentive pay outcomes for the NEOs demonstrated the application of Entergy’s pay for performance philosophy.

Annual Incentive Plan

Awards under the Executive Annual Incentive Plan, or Annual Incentive Plan, are tied to Entergy’s financial and operational performance through the Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for awards under the plan. The 2019 EAM was determined based on the two equally weighted performance metrics discussed in the “2019 Executive Compensation Program Changes” section above.

2019 Annual Incentive Plan Payout

For 2019, the Personnel Committee, based on the recommendation of the Finance Committee, determined that management exceeded its ETR Tax Adjusted EPS goal of $5.30 per share by $1.23 per share and fell short of its ETR Adjusted Operating Cash Flow goal of $3.1 billion by approximately $134 million. Based on the targets and ranges previously established by the Personnel Committee, these results resulted in a calculated EAM of 139%.

Long-Term Performance Unit Program

Under the LTIP, units are granted with performance measured over a three-year period based on Entergy’s TSR in relation to the TSR of the companies included in the Philadelphia Utility Index. Payouts, if any, are based on Entergy’s performance on these measures against pre-established performance goals.

Long-Term Performance Unit Program Payout

For the three-year performance period ending in 2019, Entergy’s TSR was in the top quartile of the companies in the Philadelphia Utility Index, yielding a payout of 200% of target for the NEOs. Payouts were made in shares of Entergy stock which are required to be held by the executive officers until they satisfy the executive stock ownership guidelines.

What Entergy Pays and Why

Competitive Positioning

Market Data for Compensation Comparison

Annually, the Personnel Committee reviews:

•	Published and private compensation survey data compiled by Pay Governance, LLC (“Pay Governance”), the Personnel Committee’s independent compensation consultant;

•	Both utility and general industry data to determine total cash compensation (base salary and annual incentive) for non-industry specific roles;

•	Data from utility companies to determine total cash compensation for management roles that are utility-specific, such as Group President, Utility Operations; and

•	Utility market data to determine long-term incentives for all positions.

How the Personnel Committee Uses the Market Data

The Personnel Committee uses this survey data to develop compensation opportunities that are designed to deliver total target compensation within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In most cases, the committee considers its objectives to have been met if Entergy’s Chief Executive Officer and the eight other executive officers (including the applicable NEOs) who constitute the Office of the Chief Executive each has a target compensation opportunity that falls within a targeted range of 85% - 115% of the 50th percentile of the survey data. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range. Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, differences in the competitive market pay range for similar positions and considerations of internal pay equity.

Proxy Peer Group

Although the survey data described above are the primary data used in benchmarking compensation, the committee uses compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of Entergy’s compensation programs and to determine TSR for the 2017 - 2019 LTIP awards. Companies included in the Philadelphia Utility Index at the time the proxy data was compiled were as follows:

AES Corporation	El Paso Electric Co.
Ameren Corporation	Eversource Energy
American Electric Power Co. Inc.	Exelon Corporation
American Water Works	FirstEnergy Corporation
CenterPoint Energy Inc.	NextEra Energy, Inc.
Consolidated Edison Inc.	PG&E Corporation
Dominion Energy	Public Service Enterprise Group Inc...
DTE Entergy Company	Southern Company
Duke Energy Corporation	Xcel Energy Inc.
Edison International

Principal Executive Compensation Elements

The following table summarizes the elements of total direct compensation (“TDC”) granted or paid to executive officers under the 2019 executive compensation programs. The programs use a mix of fixed and variable compensation elements and are designed to provide alignment with both short- and long-term business goals through annual and long-term incentives. An executive officer’s TDC is based primarily on corporate performance, market-based compensation levels and individual performance with each of these elements reviewed annually for each NEO.

Compensation Element	Primary Purpose	Performance Measured	Performance Period
Base Salary (Cash)	Provides a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, individual performance and internal equity	Annual
Annual Incentive (Cash)	Motivates and rewards executives for performance on key financial measures during the year.	ETR Tax Adjusted EPS ETR Adjusted OCF	1 year
Long-Term Performance Unit Program (Equity)	Focuses our executives on growing earnings and building long-term shareholder value and increases our executives’ ownership of our common stock.	Relative TSR Cumulative ETR Adjusted EPS	3 years
Stock Options (Equity)	Align interests of executives with long-term shareholder value, provide competitive compensation, and increase our executives’ ownership in our common stock.	Stock price, job scope, market data and individual performance	3 years
Restricted Stock (Equity)	Aligns interests of executives with long-term shareholder value, provides competitive compensation, retains executive talent and increases our executives’ ownership in our common stock.	Stock price, job scope, market data and individual performance	3 years

Fixed Compensation

Base Salary

The Personnel Committee determines the base salaries for all of the NEOs who are members of the Office of the Chief Executive based on competitive compensation data, performance considerations, and advice provided by the committee’s independent compensation consultant. For Ms. Rainer, her salary is established by her immediate supervisor using the same criteria. The base salaries of NEOs are considered annually as part of the performance review process, and upon a NEO’s promotion or other change in job responsibilities. In 2019, all of the NEOs, other than Mr. Denault, received merit increases in their base salaries ranging from approximately 2.5% to 4.5%. In 2019, Mr. Denault did not receive a merit increase in his base salary. Instead, the Personnel Committee increased Mr. Denault’s TDC by increasing his annual and long-term incentive target opportunities; thus, increasing the share of his compensation that is “at risk.” The increases in base salary were based on the market data previously discussed in this Compensation Discussion and Analysis under “What Entergy Pays and Why.”

The following table sets forth the 2018 and 2019 base salaries for the NEOs. Changes in base salaries for 2019 were effective in April.

NEO	2018 Base Salary	2019 Base Salary
Sallie T. Rainer	$338,123	$347,422
Marcus V. Brown	$650,000	$666,250
Leo P. Denault	$1,260,000	$1,260,000
Andrew S. Marsh	$622,000	$650,000
Roderick K. West	$696,598	$714,013

Variable Compensation

Short-Term Incentive Compensation

Annual Incentive Plan

Awards under the Executive Annual Incentive Plan, or Annual Incentive Plan, are tied to Entergy’s financial and operational performance through the EAM, which is the performance metric used to determine the maximum funding available for awards under the plan. Entergy uses the following process to determine annual incentive awards:

STEP 1 - Establish Performance Measures to Determine EAM Pool:

Annually, the Personnel Committee engages in a rigorous process to determine the performance measures used to determine the EAM. The Personnel Committee’s goal is to establish measures that are consistent with Entergy’s strategy and business objectives for the upcoming year, as reflected in its financial plan, and are designed to drive results that represent a high level of achievement. These measures are approved based on a comprehensive review by the full Entergy board of Entergy’s financial plan, conducted in December of the preceding year and updated in January to reflect key drivers of anticipated changes in performance from the preceding year.

STEP 2 - Establish Target Achievement Levels:

In January, after Entergy’s financial plan is updated to reflect any changes from that reviewed in December, the Personnel Committee establishes the specific targets that must be achieved for each performance measure. The Personnel Committee also seeks to assure that the targets:

•	Take into account changes in the business environment and specific challenges facing Entergy;

•	Reflect an appropriate balancing of the various risks and opportunities recognized at the time the targets are set; and

•	Are aligned with external expectations communicated to Entergy’s shareholders.

STEP 3 - Establish NEO Target Opportunities:

In January of each year, the Personnel Committee establishes the target opportunities for the members of the Office of the Chief Executive based on its review of the competitive analysis of job-specific market data prepared by Pay Governance as well as the officer’s role, individual performance and internal equity considerations. For the NEOs who are members of the Office of the Chief Executive (Messrs. Brown, Denault, Marsh and West), target award opportunities are established based on these factors. Ms. Rainer’s target award opportunity is determined based on her management level within the Entergy organization. Executive management levels at Entergy range from ML level 1 through ML level 4. At December 31, 2019, Ms. Rainer held a Level 4 position. Accordingly, her award opportunity was based on her management level and the external market data developed by the Committee’s independent compensation consultant. The 2019 target opportunities were increased for Mr. Denault, Mr. Marsh and Mr. Brown to align more closely with market data. The target levels for the other NEOs are comparable to the levels set for 2018.

STEP 4 - Determine the EAM:

After the end of the fiscal year, the Finance and Personnel Committees jointly review Entergy’s financial results and the Personnel Committee determines the EAM, which represents the level of success in achieving the performance objectives established by the committee and determines the maximum funding level of the annual incentive plan, as a percentage of the total target opportunity.

STEP 5 - Determine Annual Incentive Awards:

To determine individual executive officer awards under the annual incentive plan, the Personnel Committee considers not only each executive’s role in executing on Entergy’s strategies and delivering the financial performance achieved, but also the individual’s accountability for any challenges Entergy experienced during the year.

Establishing 2019 Financial Measures and Targets

    Using the process described above, in December 2018, the Personnel Committee decided to use ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow, with each measure weighted equally, as the performance measures for determining the 2019 EAM pool. ETR Tax Adjusted EPS is based on ETR Adjusted EPS, which is the primary earnings measure used by Entergy externally and the measure on which it provides annual earnings guidance, which is then adjusted to add back the effect of any significant tax items that were excluded to arrive at ETR Adjusted EPS and to eliminate the effects, if any, of the Pre-Determined Exclusions. ETR Adjusted Operating Cash Flow is calculated based on Entergy’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any Pre-Determined Exclusions. The Personnel Committee determined that ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow were the appropriate metrics to use for this purpose because:

•	They are based on objective financial measures that Entergy and its investors consider to be important in evaluating its financial performance;

•	They are based on the same metrics Entergy uses for internal and external financial reporting; and

•	They provide both discipline and transparency.

    The Personnel Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back the effect of significant tax items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant benefits to Entergy resulting from such tax items and the management effort required to achieve them. The Personnel Committee also considered the appropriateness of excluding the effect of each of the Pre-Determined Exclusions from each of the financial measures. It viewed the exclusion of major storms as appropriate because although Entergy includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane. The Personnel Committee considered the exclusion of any unanticipated effects of the tax reform legislation adopted at the end of 2017 to be appropriate because of the lingering uncertainty around those effects and the inability of management to impact those results. The Personnel Committee approved the other exclusions from reported results - for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities held by Entergy’s nuclear decommissioning trusts - primarily because of management’s inability to influence either of the related outcomes.

    In determining the targets to set for 2019, the Personnel Committee reviewed anticipated drivers for consolidated operational earnings per share and consolidated operational operating cash flow for 2019 as set forth in Entergy’s financial plan, as well as factors driving the strong financial performance achieved in 2018. The Personnel Committee confirmed that the proposed plan targets for ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow reflected substantial growth in the core weather-adjusted utility earnings and consolidated operating cash flow measures underlying the annual incentive plan targets. The Personnel Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that there appeared to be more downside risk than upside opportunity embedded in the financial plan targets and, as a result, the Personnel Committee believed that the related annual incentive plan targets reflected a reasonable degree of challenge.

2019 Performance Assessment

The following table shows the 2019 Incentive Plan targets established by the Personnel Committee and 2019 results:

Annual Incentive Plan Targets and Results

		Performance Goals(1)
	Weight	Minimum	Target	Maximum	2019 Results
ETR Tax Adjusted EPS ($)(2)	50%	$4.77	$5.30	$5.83	$6.53
ETR Adjusted Operating Cash Flow ($ billions)(2)	50%	$2.650	$3.100	$3.550	$2.966
EAM as % of Target		25%	100%	200%	139%
(1) Payouts for performance between minimum and target achievement levels and between target and maximum achievement levels are calculated using straight-line interpolation. There is no payout for performance below the minimum achievement level.

(2) ETR Tax Adjusted Earnings Per Share is a different measure than the consolidated operational earnings per share, and ETR Adjusted Operating Cash Flow is a different measure than the consolidated operational operating cash flow used to determine the 2018 annual incentive awards. As a result, the goals and results are not comparable year over year.

In January 2020, the Finance and Personnel Committees jointly reviewed Entergy’s financial results against the performance objectives reflected in the table above. Management discussed with the committees Entergy’s ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow results for 2019, including primary factors explaining how those results compared to the 2019 business plan and Annual Incentive Plan targets set in January 2019. ETR Tax Adjusted EPS exceeded Entergy’s ETR Tax Adjusted EPS target of $5.30 per share by $1.23, but management fell short of achieving its ETR Adjusted Operating Cash Flow target of $3.1 billion by approximately $134 million, leading to a calculated EAM of 139%. None of the Pre-Determined Exclusions resulted in any adjustment to ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow.

    In addition to the foregoing results, the Personnel Committee considered management’s degree of success in achieving various operational and regulatory goals set out at the beginning of the year and in overcoming certain challenges that arose in the business during the course of the year. The Personnel Committee also considered (i) Entergy’s degree of success in achieving its published earnings guidance, which it exceeded by $0.10 per share at the midpoint of the original guidance range for ETR Adjusted EPS provided at the beginning of the year and by $0.05 per share at the midpoint of the adjusted guidance range published in July 2019, and (ii) TSR for 2019 in relation to the Philadelphia Utility Index, which placed Entergy in the top quartile of companies in the index with a TSR of 44.3% for the year. Finally, the committee reviewed the impact on ETR Tax Adjusted EPS and ETR Adjusted Operating Cash Flow of significant tax items that were included in the results and additional pension contributions made during the year beyond those that were required or included in the initial 2019 financial plan. Following this review, the Personnel Committee decided to approve the EAM as calculated in accordance with the plan design.

To determine individual executive officer awards under the Annual Incentive Plan for the NEOs who are members of the Office of the Chief Executive, the Personnel Committee considered not only each executive’s role in executing on Entergy’s strategies and delivering the strong financial performance achieved in 2018, but also the individual’s accountability for certain operational and regulatory challenges it experienced during the year. With these considerations in mind, the committee exercised negative discretion to determine individual awards that ranged from 135% to 137% of target for each of the NEOs who are members of the Office of the Chief Executive, with the extent of the negative discretion applied varying based on the executive’s specific accountabilities and accomplishments.

After the EAM was established to determine overall funding for the Annual Incentive Plan, Entergy’s Chief Executive Officer allocated incentive award funding to individual business units based on business unit results. Ms. Rainer’s award was determined based on her key accountabilities, accomplishments, and performance. This resulted in a payout of 158% of target for Ms. Rainer.

Based on the foregoing evaluation of management performance, the NEOs received the following Annual Incentive Plan payouts for 2019:

NEO	Base Salary	Target as Percentage of Base Salary	Payout as Percentage of Target(1)	2019 Annual Incentive Award
Sallie T. Rainer	$347,422	40%	158%	$219,069
Marcus V. Brown	$666,250	75%	137%	$684,573
Leo P. Denault	$1,260,000	140%	137%	$2,416,680
Andrew S. Marsh	$650,000	80%	137%	$712,400
Roderick K. West	$714,013	70%	135%	$674,742

Long-Term Incentive Compensation

Long-term incentive compensation, consisting solely of equity awards in 2019, represents the largest portion of the NEOs’ compensation. Entergy’s believes the combination of long-term incentives it employs acts in retaining the senior management team, and aligns the interests of the executive officers with the interests of Entergy’s shareholders and customers by enhancing executives’ focus on the Entergy’s long-term goals. In general, Entergy seeks to allocate the total value of long-term incentive compensation 60% to performance units and 40% to a combination of stock options and restricted stock, equally divided in value, based on the value the compensation model seeks to deliver. Awards for individual NEOs may vary from this target as a result of individual performance, promotions, and internal pay equity.

2019 Long-Term Incentive Award Mix

    Beginning in 2019, a dollar value was established for the target long-term incentive awards for each NEO who is a member of the Office of the Chief Executive. The targeted award value for these officers was determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity. Previously, the targets for these NEOs were the average of the market data for the officers within a specific management level, without regard to the officer’s specific job functions. In January 2019, the Personnel Committee approved the 2019 long-term incentive award target values for the NEOs who are members of the Office of the Chief Executive. This value was then converted into the number of performance units, stock options and shares of restricted stock granted using the allocation described above based on the target grant date value.

In consultation with Entergy’s Chief Executive Officer, the Personnel Committee reviews each of the other NEO’s performance, role and responsibilities, strengths, developmental opportunities and internal equity and allocates awards of restricted stock and stock options to each of these officers based on these factors. Grants of long-term performance units for these NEOs was determined based on the average of the market data for the officers within a specific management level, without regard to the officer’s specific job function.

Performance Unit Program

    The NEOs are issued performance unit awards under the LTIP.

•	Each performance unit represents one share of Entergy’s common stock at the end of the three-year performance period, plus dividends accrued during the performance period.

•	The performance units and accrued dividends on any shares earned during the performance period are settled in shares of Entergy common stock.

•	The Personnel Committee sets payout opportunities for the program at the outset of each performance period, with payouts only occurring if the performance goals are met.

•
Payouts under this program will not be made for the 2019 - 2021 performance period if TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Cumulative Entergy Adjusted EPS is below the minimum performance goal.

•	All shares paid out under the LTIP are required to be retained by Entergy’s officers until applicable executive stock ownership requirements are met.

    The LTIP specifies a minimum, target and maximum achievement level, the achievement of which will determine the number of performance units that may be earned by each participant. For the 2019 - 2021 performance period, the Personnel Committee chose the performance measures and targets set forth below. Given the economic and market conditions at the time the targets were set, the target payout level for the Cumulative ETR Adjusted EPS goal was designed to be challenging, but achievable while payout at the maximum levels was designed to require stretch performance.

2019 - 2021 LTIP Performance Period Measures and Goals

Performance Measures(1)	LTIP Measure Weight	Payout
Relative TSR	80%	Minimum (25%) - Bottom of 3rd Quartile Target (100%) - Median Percentile Maximum (200%) - Top Quartile
Cumulative ETR Adjusted Earnings Per Share ($)	20%	Minimum (25%) - Minus 10% of Target Target (100%) - 100% of Target Maximum (200%) - Plus 10% of Target

(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level for both performance measures.

Performance Measures

Relative TSR

•
The Personnel Committee chose relative TSR as a performance measure because it reflects Entergy’s creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period. By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.

•
Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are deemed to be comparable to Entergy in terms of business and scale.

Cumulative ETR Adjusted EPS

•
Cumulative ETR Adjusted EPS, which adjusts Entergy’s as reported (GAAP) results to eliminate the impact of earnings or loss from Entergy Wholesale Commodities and other non-routine items, was selected in 2019 as a performance measure because the Personnel Committee wished to incentivize management to achieve steady, predictable earnings growth for Entergy over the three year performance period, and because it aligns with the earnings measure used to communicate Entergy’s earnings expectations externally to investors.

•
In a manner similar to the way targets are established for the annual incentives, targets for the Cumulative ETR Adjusted EPS performance measure were established by the Personnel Committee after the Entergy Board’s review of Entergy’s financial plan for the three-year period beginning in 2019 and are consistent with the earnings expectations for Entergy that are communicated to investors. These targets also incorporate the Pre-Determined Exclusions discussed previously with respect to the annual incentive measures.

Stock Options and Restricted Stock

Entergy grants stock options and shares of restricted stock because they align the interests of the executive officers with long-term shareholder value, provide competitive compensation, and increase the executives’ ownership in Entergy common stock. Generally, stock options are granted with a maximum term of ten years, and vest one-third on each of the first three anniversaries of the date of grant. The exercise price for each option granted in 2019 was $89.19, which was the closing price of Entergy’s common stock on the date of grant. Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy stock and have the ability to vote. The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.

2019 Long-Term Incentive Awards

In January 2019, the Personnel Committee granted the following long-term performance units, stock options and shares of restricted stock to each NEO. The number of long-term performance units, stock options and shares of restricted stock were determined as discussed above under “Long-Term Incentive Compensation - 2019 Long-Term Incentive Award Mix.”

NEO	2019 - 2021 Target LTIP Performance Units	Stock Options	Shares of Restricted Stock
Sallie T. Rainer	1,450	6,200	600
Marcus V. Brown	9,383	35,719	3,535
Leo P. Denault	40,508	154,206	15,259
Andrew S. Marsh	11,869	45,182	4,471
Roderick K. West	10,073	38,346	3,795
All of the outstanding performance units and all of the shares of restricted stock and stock options granted to the NEOs in 2019 were granted pursuant to the 2015 Equity Ownership Plan or 2015 Equity Plan. The 2015 Equity Plan requires both a change in control and an involuntary job loss or substantial diminution of duties (a “double trigger”) for the acceleration of these awards upon a change in control.
2019 LTIP Payouts

Payout for the 2017 - 2019 LTIP Period. For the 2017 - 2019 three-year performance period, the Personnel Committee chose relative TSR as the performance measure with the payout subject to achievement of the following:
2017 - 2019 LTIP Performance Period Measure and Goals

Performance Measure(1)		Minimum	Target	Maximum
Relative TSR	4th Quartile	Bottom of 3rd Quartile	Median Percentile	Top Quartile
Payout	No Payout	Minimum Payout of 25% of Target	100% of Target	200% of Target

(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level.

In January 2020, the Personnel Committee reviewed Entergy’s TSR for the 2017 - 2019 performance period in order to determine the payout to participants. The committee compared Entergy’s TSR against the TSR of the companies that comprise the Philadelphia Utility Index, with the performance measures and range of potential payouts for the 2017 - 2019 performance period as provided above. As recommended by the Finance Committee, the Personnel Committee concluded that Entergy s relative TSR for the 2017 - 2019 performance period was in the top quartile, yielding a payout of 200% of target for the NEOs.

NEO	2017 - 2019 Target	Number of Shares Issued(1)	Value of Shares Actually Issued(2)	Grant Date Fair Value(3)
Sallie T. Rainer	1,850	4,031	$509,156	$132,090
Marcus V. Brown	8,300	18,088	$2,284,695	$592,620
Leo P. Denault	48,700	106,131	$13,405,407	$3,477,180
Andrew S. Marsh	8,300	18,088	$2,284,695	$592,620
Roderick K. West	8,300	18,088	$2,284,695	$592,620

(1)	Includes accrued dividends.

(2)	Value determined based on the closing price of Entergy common stock on January 17, 2020 ($126.31), the date the Personnel Committee certified the 2017 - 2019 performance period results.

(3)	Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules as reflected in the 2017 Summary Compensation Table.

Benefits and Perquisites

The NEOs are eligible to participate in or receive the following benefits:

Plan Type	Description
Retirement Plans
Entergy-sponsored:

- Entergy Retirement Plan - a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.
- Pension Equalization Plan - a non-qualified pension restoration plan for a select group of management or highly compensated employees who participate in the Entergy Retirement Plan.
- System Executive Retirement Plan - a non-qualified supplemental retirement plan for individuals who became executive officers before July 1, 2014.

See 2019 Pension Benefits beginning on page 35 of this Proxy Statement for additional information regarding the operation of the plans described above.

Savings Plan	Entergy-sponsored 401(k) Savings Plan that covers a broad group of employees.
Health & Welfare Benefits
Medical, dental and vision coverage, life and accidental death and dismemberment insurance, business travel accident insurance and long-term disability insurance.

Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the NEOs as for the broad employee population.

2019 Perquisites
Corporate aircraft usage and annual mandatory physical exams. The NEOs who are members of Entergy’s Office of the Chief Executive do not receive tax gross ups on any benefits, except for relocation assistance.

In 2019, Ms. Rainer also received club dues and tax gross up payments on this perquisite.

For additional information regarding perquisites, see the “All Other Compensation” column in the 2019 Summary Compensation Table on page 28 of this Information Statement.

Deferred Compensation
The NEOs are eligible to defer up to 100% of their base salary and annual incentive plan awards into the Entergy-sponsored Executive Deferred Compensation Plan. As of December 31, 2019, none of the NEOs participated in this plan.

Executive Disability Plan
Eligible individuals who become disabled under the terms of the plan are eligible for 65% of the difference between their annual base salary and $276,923 (the annual base salary that produces the maximum $15,000 monthly disability payment under our general long-term disability plan).

We provide these benefits to our NEOs as part of our effort to provide a competitive executive compensation program and because we believe these benefits are important retention and recruitment tools since many of the companies with which we compete for executive talent provide similar arrangements to their senior executive officers.

Severance and Other Compensation Arrangements

The Personnel Committee believes that retention and transitional compensation arrangements are an important part of overall compensation as they help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Personnel Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which Entergy competes for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, Entergy has established a System Executive Continuity Plan under which ML 1-4 Officers are entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated in connection with a change in control of Entergy and its subsidiaries. Entergy strives to ensure that the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices. Entergy’s executive officers, including the NEOs, are not entitled to any tax gross up payments on any severance benefits received under this plan. For more information regarding the System Executive Continuity Plan, see “2019 Potential Payments Upon Termination or Change in Control.”

Compensation Policies and Practices

Entergy strives to ensure that its compensation philosophy and practices are in line with the best practices of companies in its industry as well as other companies in the S&P 500. Some of these practices include the following:

Clawback Provisions

Entergy has adopted a clawback policy that covers all individuals subject to Section 16 of the Exchange Act, including the members of the Office of the Chief Executive and the Company’s Chief Executive Officer. Under the policy, which goes beyond the requirements of Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), the Personnel Committee will require reimbursement of incentives paid to these executive officers where:

•
(i) the payment was predicated upon the achievement of certain financial results with respect to the applicable performance period that were subsequently determined to be the subject of a material restatement other than a restatement due to changes in accounting policy; or (ii) a material miscalculation of a performance award occurs, whether or not the financial statements were restated and, in either such case, a lower payment would have been made to the executive officer based upon the restated financial results or correct calculation; or

•
in the Entergy Board of Directors’ view, the executive officer engaged in fraud that caused or partially caused the need for a restatement or caused a material miscalculation of a performance award, in each case, whether or not the financial statements were restated.

The amount the Personnel Committee requires to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation. Further, following a material restatement of Entergy’s financial statements, Entergy will seek to recover any compensation received by Entergy’s Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Sarbanes-Oxley.

Stock Ownership Guidelines and Share Retention Requirements

For many years, Entergy has had stock ownership guidelines for executives, including the NEOs. These guidelines are designed to align the executives’ long-term financial interests with the interests of Entergy’s shareholders. Annually, the Personnel Committee monitors the executive officers’ compliance with these guidelines.

The ownership guidelines are as follows:

Role with Entergy	Value of Common Stock to be Owned
Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary
Senior Vice Presidents	2 times base salary
Vice Presidents (including the Company’s Chief Executive Officer)	1 time base salary

Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:

•all net after-tax shares paid out under the LTIP;
•all net after-tax shares of the restricted stock and restricted stock units received upon vesting; and
•at least 75% of the after-tax net shares received upon the exercise of Entergy stock options.

Trading Controls

Executive officers, including the NEOs, are required to receive permission from Entergy’s General Counsel or his designee prior to entering into any transaction involving Entergy securities, including gifts, other than the exercise of employee stock options. Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings. Employees, who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be approved by Entergy. The NEO bears full responsibility if he or she violates Entergy’s policy by buying or selling shares of Entergy stock without pre-approval or when trading is restricted.

Entergy also prohibits directors and executive officers, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. Entergy prohibits these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel.

Entergy also has adopted an anti-hedging policy that prohibits officers, directors, and employees from entering into hedging or monetization transactions involving Entergy’s common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to Entergy’s stock or transactions involving “short-sales” of its common stock. The Entergy board adopted this policy to require officers, directors, and employees to continue to own Entergy stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with those of Entergy’s other shareholders.

How Entergy Makes Compensation Decisions

The Personnel Committee oversees Entergy’s executive compensation programs and policies with the advice of its independent compensation consultant and support from its management team.

Personnel Committee
The Personnel Committee is responsible for the review and approval of all aspects of Entergy’s executive compensation programs.

Among its duties, the Personnel Committee is responsible for approving the compensation for all members of the Office of Chief Executive, including:

- Annual review of the compensation elements and mix of elements for the following year;
- Annual review and approval of incentive program design, goals and objectives for alignment with Entergy’s compensation and business strategies;
- Evaluation of Entergy and individual performance results in light of these goals and objectives;
- Evaluation of the competitiveness of each executive officer’s total compensation package;
- Approval of any changes to the officers’ compensation, including but not limited to, base salary, annual and long-term incentive award opportunities, and retention programs;
- Evaluation of the performance of Entergy’s Chairman and Chief Executive Officer; and
- Reporting, at least annually, to the Entergy board on succession planning.

The Personnel Committee has the sole authority to hire its compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

Management
The CEO and Chief Human Resources Officer work closely with the Personnel Committee in managing the executive compensation programs and attend meetings of the Personnel Committee. During 2019, Mr. Denault attended 8 meetings of the Personnel Committee.

The CEO makes recommendations to the Committee regarding compensation for executive officers other than himself.

Independent Compensation Consultant
During 2019, Pay Governance assisted the Personnel Committee with its responsibilities related to Entergy’s executive compensation programs.

Pay Governance:

- Regularly attended meetings of the committee;
- Conducted studies of competitive compensation practices;
- Identified Entergy’s market surveys and proxy peer group;
- Provided updates on executive compensation trends and regulatory developments;
- Reviewed base salary, annual incentives and long-term incentive compensation opportunities relative to competitive practices; and
- Developed conclusions and recommendations related to Entergy’s executive compensation programs for consideration by the committee.

Compensation Consultant Independence

To maintain the independence of the Personnel Committee’s compensation consultant, the Entergy board has adopted a policy that any consultant (including its affiliates) retained by it or any committee of the Entergy board of directors to provide advice or recommendations on the amount or form of executive or director compensation should not be retained by Entergy or any of its affiliates to provide other services in an aggregate amount that exceeds

$120,000 in any year. Pay Governance, which serves as the Personnel Committee’s compensation consultant, did not provide any services to management in 2019.

Annually, the Personnel Committee reviews the relationship with its compensation consultant, including services provided, quality of those services, and fees associated with services in its evaluation of the compensation consultant’s independence. The committee also assesses Pay Governance’s independence under NYSE rules and has concluded that no conflicts of interest exist that would prevent Pay Governance from independently advising the Personnel Committee.

Personnel Committee Report

The Personnel Committee Report included in the Entergy proxy statement is incorporated by reference, but will not be deemed to be “filed” in this Information Statement. The Company does not have a compensation committee or other board committee performing equivalent functions. The Company’s Board is comprised of individuals who are officers or employees of Entergy or the Company and does not make determinations regarding the compensation paid to the Company’s executive officers.

Executive Compensation Tables
2019 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended December 31, 2019, 2018 and 2017.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4))	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Sallie T. Rainer CEO - Entergy Texas	2019	$344,722	$—	$197,780	$51,584	$219,069	$617,200	$37,361	$1,467,716
	2018	$335,263	$—	$198,449	$46,134	$159,000	$—	$35,379	$774,225
	2017	$325,737	$—	$195,567	$51,012	$156,259	$435,900	$35,785	$1,200,260

Marcus V. Brown Executive Vice President and General Counsel	2019	$661,563	$—	$1,248,839	$297,182	$684,573	$1,455,300	$69,955	$4,417,412
	2018	$644,231	$—	$1,041,479	$283,095	$546,000	$371,800	$61,885	$2,948,490
	2017	$622,788	$—	$1,022,853	$287,760	$568,890	$1,217,200	$43,269	$3,762,760

Leo P. Denault Chairman of the Board and Chief Executive Officer, Entergy	2019	$1,260,000	$—	$5,391,253	$1,282,994	$2,416,680	$3,704,500	$208,822	$14,264,249
	2018	$1,251,346	$—	$4,744,977	$1,168,029	$2,041,200	$982,800	$138,104	$10,326,456
	2017	$1,221,346	$—	$4,676,190	$1,173,276	$2,142,045	$3,819,500	$125,863	$13,158,220

Andrew S. Marsh Executive Vice President and Chief Financial Officer	2019	$641,923	$—	$1,579,662	$375,914	$712,400	$1,554,300	$69,863	$4,934,062
	2018	$615,654	$—	$1,057,095	$342,510	$531,188	—	$57,638	$2,604,085
	2017	$588,291	$—	$1,022,853	$287,760	$541,800	$801,900	$51,647	$3,294,251

Roderick K. West Group President, Utility Operations	2019	$709,023	$—	$1,340,679	$319,039	$674,742	$1,604,100	$67,191	$4,714,774
	2018	$690,581	$—	$1,057,095	$297,075	$560,762	$—	$67,234	$2,672,747
	2017	$670,876	$—	$818,316	$190,968	$610,065	$867,200	$52,220	$3,209,645

(1)
The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year. The 2019 changes in base salaries noted in the Compensation Discussion and Analysis were effective in April 2019.

(2)
The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the 2015 Equity Plan, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock and half of the performance units is based on the closing price of Entergy’s common stock on the date of grant. The grant date fair value of the portion of the performance units with vesting based on TSR was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant. The maximum value of shares that will be received if the highest achievement level is attained with respect to both the TSR and Cumulative ETR Adjusted EPS for performance units granted in 2019 are as follows: Ms. Rainer, $296,003, Mr. Brown, $1,915,446; Mr. Denault, $8,269,303; Mr. Marsh, $2,422,938; and Mr. West, $2,056,302.

(3)
The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the 2015 Equity Plan calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2019.

(4)	The amounts in column (g) represent cash payments made under the annual incentive plan.
(5)
For all NEOs, the amounts in column (h) include the annual actuarial increase in the present value of these NEOs’ benefits under all pension plans established by Entergy using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. The increase in pension benefits for all of the NEOs in 2019 was driven by a decline in the discount rate that was a result of the decrease in prevailing interest rates. None of the increase for any of the NEOs is attributable to above-market or preferential earnings on non-qualified deferred compensation. See the 2019 Pension Benefits Table on page 35 of this Information Statement. For 2018, the aggregate change in the actuarial present value pension benefits was a decrease of $110,700, $163,000 and $149,300 for Ms. Rainer, Mr. Marsh and Mr. West, respectively.

(6)
The amounts set forth in column (i) for 2019 include (a) matching contributions by Entergy under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock when vested; (c) life insurance premiums; (d) tax gross up payments on club dues; and (e) perquisites and other compensation as described below. The amounts are listed in the following table:

	Sallie T. Rainer	Marcus V. Brown	Leo P. Denault	Andrew S. Marsh	Roderick K. West
Entergy Contribution - Savings Plan	$11,760	$11,760	$11,760	$11,760	$11,760
Dividends Paid on Restricted Stock	$7,879	$48,749	$129,470	$49,010	$39,754
Life Insurance Premiums	$6,872	$7,482	$11,484	$6,275	$4,002
Perquisites and Other Compensation	$8,122	$1,964	$56,108	$2,818	$11,675
Tax Gross Up Payments	$2,728	$—	$—	$—	$—
Total	$37,361	$69,955	$208,822	$69,863	$67,191

Perquisites and Other Compensation

The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our NEOs as part of providing competitive executive compensation programs and for employee retention. The following perquisites were provided to the NEOs in 2019.

NEO	Personal Use of Corporate Aircraft	Executive Physical Exams	Club Dues
Sallie T. Rainer			X
Marcus V. Brown		X
Leo P. Denault	X	X
Andrew S. Marsh	X	X
Roderick K. West	X	X

For security and business reasons, Entergy’s Chief Executive Officer is permitted to use the corporate aircraft for personal use at the expense of Entergy. Our other NEOs may use the corporate aircraft for personal travel subject to the approval of Entergy’s Chief Executive Officer. The Personnel Committee reviews the level of usage throughout the year. We believe that the ability of our officers to use an Entergy plane for limited personal use saves time and provides additional security for them, thereby benefiting Entergy and the Company. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to Entergy for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. The aggregate incremental aircraft usage cost associated with Mr. Denault’s personal use of the corporate aircraft was $56,108 for fiscal year 2019. In addition, we require the executive officers who are members of Entergy’s Office of the Chief Executive to have a comprehensive annual physical exam at our expense. None of the other perquisites referenced above exceeded $25,000 for any of the NEOs.

2019 Grants of Plan-Based Awards

The following table summarizes award grants during 2019 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	,(l)
Sallie T. Rainer	1/31/19	$—	$138,969	$277,938
	1/31/19				363	1,450	2,900				$144,266
	1/31/19							600			$53,514
	1/31/19								6,200	$89.19	$51,584

Marcus V. Brown	1/31/19	$—	$499,688	$999,376
	1/31/19				2,346	9,383	18,766				$933,552
	1/31/19							3,535			$315,287
	1/31/19								35,719	$89.19	$297,182

Leo P. Denault	1/31/19	$—	$1,764,000	$3,528,000
	1/31/19				10,127	40,508	81,016				$4,030,303
	1/31/19							15,259			$1,360,950
	1/31/19								154,206	$89.19	$1,282,994

Andrew S. Marsh	1/31/19	$—	$520,000	$1,040,000
	1/31/19				2,967	11,869	23,738				$1,180,894
	1/31/19							4,471			$398,768
	1/31/19								45,182	$89.19	$375,914

Roderick K. West	1/31/19	$—	$499,809	$999,618
	1/31/19				2,518	10,073	20,146				$1,002,203
	1/31/19							3,795			$338,476
	1/31/19
									38,346	$89.19	$319,039
(1)
The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the annual incentive plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the LTIP. Performance under the program is measured using two performance measures - Entergy’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Cumulative ETR Adjusted EPS with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent. There is no payout under the program if Entergy’s TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Cumulative ETR Adjusted EPS is below the minimum performance goal. Subject to achievement of performance targets, each unit will be converted into one share of Entergy common stock on the last day of the performance period (December 31, 2021). Accrued dividends on the shares earned will also be paid in Entergy stock.

(3)
The amounts in column (i) represent shares of restricted stock granted under the 2015 Equity Plan. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.

(4)
The amounts in column (j) represent options to purchase shares of Entergy’s common stock. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant. The options were granted under the 2015 Equity Plan.

(5)
The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See Notes 3 and 4 to the 2019 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

2019 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each NEO unexercised options, restricted stock that has not vested and equity incentive plan awards outstanding as of December 31, 2019.

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sallie T. Rainer		6,200(1)		$89.19	1/31/2029
		4,400(2)		$78.08	1/25/2028
		4,200(3)		$70.53	1/26/2027
								2,900(4)	$347,420
								3,300(5)	$395,340
						600(6)	$71,880
						534(7)	$63,973
						300(8)	$35,940
Marcus V. Brown	—	35,719(1)		$89.19	1/31/2029
	—	27,000(2)		$78.08	1/25/2028
	1	14,667(3)		$70.53	1/26/2027
	1	—		$70.56	1/28/2026
								18,766(4)	$2,248,167
								15,800(5)	$1,892,840
						3,535(6)	$423,493
						3,334(7)	$399,413
						2,034(8)	$243,673

Leo P. Denault	—	154,206(1)		$89.19	1/31/2029
	55,700	111,400(2)		$78.08	1/25/2028
	119,600	59,800(3)		$70.53	1/26/2027
	167,000	—		$70.56	1/28/2026
	88,000	—		$89.90	1/29/2025
	106,000	—		$63.17	1/30/2024
	50,000	—		$64.60	1/31/2023
								81,016(4)	$9,705,717
								85,400(5)	$10,230,920
						15,259(6)	$1,828,028
						10,467(7)	$1,253,947
						5,667(8)	$678,907

Andrew S. Marsh	—	45,182(1)		$89.19	1/31/2029
	16,333	32,667(2)		$78.08	1/25/2028
	29,333	14,667(3)		$70.53	1/26/2027
	45,000			$70.56	1/28/2026
	24,000			$89.90	1/29/2025
	35,000			$63.17	1/30/2024
	32,000			$64.60	1/31/2023
	10,000			$71.30	1/26/2022
	4,000			$72.79	1/27/2021
								23,738(4)	$2,843,812

							15,800(5)	$1,892,840
					4,471(6)	$535,626
					3,467(7)	$415,347
					2,034(8)	$243,673
					21,100(9)	$2,527,780
Roderick K. West	—	38,346(1)	$89.19	1/31/2029
	14,166	28,334(2)	$78.08	1/25/2028
	9,733	9,734(3)	$70.53	1/26/2027
	13,667	—	$70.56	1/28/2026
	23,000	—	$89.90	1/29/2025
							20,146(4)	$2,413,491
							15,800(5)	$1,892,840
					3,795(6)	$454,641
					3,467(7)	$415,347
					1,067(8)	$127,827

(1)	Consists of options granted under the 2015 Equity Plan that vested or will vest as follows: 1/3 of the options granted vest on each of 1/31/2020, 1/31/2021, and 1/31/2022.
(2)	Consists of options granted under the 2015 Equity Plan that vested or will vest as follows: 1/2 of the remaining unexercisable options vest on each of 1/25/2020 and 1/25/2021.
(3)	Consists of options granted under the 2015 Equity Plan that vested on 1/26/2020.
(4)
Consists of performance units granted under the 2015 Equity Plan that will vest on December 31, 2021 based on two performance measures - Entergy’s TSR and Cumulative ETR Adjusted EPS over the 2019 - 2021 performance period with TSR weighted eighty percent and Cumulative ETR Adjusted EPS weighted twenty percent, as described under “What Entergy Pays and Why - Principal Executive Compensation Elements - Variable Compensation - Long-Term Incentive Compensation - Long-Term Incentive Performance Unit Program” in the Compensation Discussion and Analysis.

(5)
Consists of performance units granted under the 2015 Equity Plan that will vest on December 31, 2020 based on two performance measures- Entergy s TSR and Cumulative Utility, Parent & Other Adjusted EPS over the 2018 - 2020 performance period with each performance measure weighted equally.

(6)
Consists of shares of restricted stock granted under the 2015 Equity Plan that vested or will vest as follows: 1/3 of the shares of restricted stock granted vest on each of 1/31/2020, 1/31/2021, and 1/31/2022.

(7)	Consists of shares of restricted stock granted under the 2015 Equity Plan that vested or will vest as follows: 1/2 of the shares of restricted stock granted vest on each of 1/25/2020 and 1/25/2021.
(8)	Consists of shares of restricted stock granted under the 2015 Equity Plan that vested on 1/26/2020.
(9)	Consists of restricted stock units granted under the 2015 Equity Plan. The units vest on 8/3/2020.

2019 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2019 for the NEOs.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Sallie T. Rainer	15,667	$372,696	5,055	$597,906
Marcus V. Brown	145,031	$ 4,056,865	24,484	$2,839,040
Leo P. Denault	105,000	$ 2,861,250	123,760	$14,933,716
Andrew S. Marsh	17,100	$ 468,315	24,554	$2,845,137
Roderick K. West	—	—	23,347	$2,740,719

(1)
Represents the value of performance units for the 2017 - 2019 performance period (payable solely in shares based on the closing stock price of Entergy’s common stock on the date of vesting) under the LTIP and the vesting of shares of restricted stock in 2019.

2019 Pension Benefits

The following table shows the present value as of December 31, 2019 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under Entergy’s retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Form 10-K for the year ended December 31, 2019. Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2019
Sallie T. Rainer(1)(2)	System Executive Retirement Plan	35.38	$1,511,300	$—
	Entergy Retirement Plan	35.00	$1,766,400	$—
Marcus V. Brown(1)	System Executive Retirement Plan	24.74	$6,368,400	$—
	Entergy Retirement Plan	24.74	$1,160,000	$—
Leo P. Denault(1)(3)	System Executive Retirement Plan	35.83	$26,526,500	$—
	Entergy Retirement Plan	20.83	$1,035,100	$—
Andrew S. Marsh	System Executive Retirement Plan	21.37	$4,694,700	$—
	Entergy Retirement Plan	21.37	$738,700	$—
Roderick K. West	System Executive Retirement Plan	20.75	$5,892,400	$—
	Entergy Retirement Plan	20.75	$792,700	$—

(1)	As of December 31, 2019, Ms. Rainer, Mr. Brown and Mr. Denault were retirement eligible.
(2)
Service under the non-qualified System Executive Retirement Plan is granted from the date of hire. Service under the qualified Entergy Retirement Plan is granted from the later of the date of hire or the plan participation date.

(3)
In 2006, Mr. Denault entered into a retention agreement granting him an additional 15 years of service and permission to retire under the non-qualified System Executive Retirement Plan in the event his employment is terminated by his Entergy employer other than for cause (as defined in the retention agreement), by Mr. Denault for good reason (as defined in the retention agreement), or on account of his death or disability. His retention agreement also provides that if he terminates employment for any other reason, he shall be entitled to the additional 15 years of service under the non-qualified System Executive Retirement Plan only if his Entergy employer grants him permission to retire. The additional 15 years of service increases the present value of his benefit by $3,887,900.

A summary of the pension benefit plans sponsored by Entergy that our NEOs participated in during 2019 are described in the tables below. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.

Qualified Retirement Benefits

Entergy Retirement Plan
Eligibility	Non-bargaining employees hired before July 1, 2014
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy System company.
Form of Payment Upon Retirement	Benefits are payable as an annuity or a single lump sum distribution.
Retirement Benefit Formula
Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (“FAME”) multiplied by years of service (not to exceed 40).

Earnings for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to Internal Revenue Code of 1986, as amended (the “Code”), limitations, and excludes all other bonuses. Executive annual incentive awards are not eligible for inclusion in Earnings under this plan.

FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120 month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

Benefit Timing
Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

Non-qualified Retirement Benefits

The NEOs are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below, an executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.

	Pension Equalization Plan	System Executive Retirement Plan
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan	Certain individuals who became executive officers before July 1, 2014
Form of Payment Upon Retirement	Single lump sum distribution	Single lump sum distribution
Retirement Benefit Formula
Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive awards as eligible earnings and without applying Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.

Executive annual incentive awards are taken into account as eligible earnings under this plan.

Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level, of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and annual incentive plan award for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.

Benefit Timing
Payable at age 65

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental credited service agreement.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Payable at age 65

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Additional Information

1)
Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the Pension Equalization Plan and (b) supplemental credited service granted prior to July 1, 2014 was grandfathered.

2)
Benefits accrued under our System Executive Retirement Plan and Pension Equalization Plan, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless delayed 6 months under Code Section 409A.

3)	The System Executive Retirement Plan was closed to new executive officers effective July 1, 2014.

2019 Potential Payments Upon Termination or Change in Control

Entergy has plans and other arrangements that provide compensation to a NEO if his or her employment terminates under specified conditions, including following a change in control of Entergy and its subsidiaries.

Change in Control

Under the System Executive Continuity Plan (the “Continuity Plan”), executive officers, including each of our NEOs, are eligible to receive the severance benefits described below if their employment is terminated by their Entergy

System employer other than for cause or if they terminate their employment for good reason during a period beginning with a potential change in control and ending 24 months following the effective date of a change in control (a “Qualifying Termination”). A participant will not be eligible for benefits under the Continuity Plan if such participant: accepts employment with Entergy or any of its subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to Entergy or any of its subsidiaries; or violates his or her non-compete provision (which generally runs for two years but extends to three years if permissible under applicable law). We do not have any plans or agreements that provide for payments or benefits to any of our NEOs solely upon a change in control.

In the event of a Qualifying Termination, executive officers, including our NEOs, generally will receive the benefits below:

Compensation Element	Payment
Severance*
A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change of control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive, calculated using the average annual target opportunity derived under the annual incentive plan for the two calendar years immediately preceding the calendar year in which termination occurs.

Performance Units
Participants will forfeit outstanding performance units, and in lieu of any payment for any outstanding performance period, will receive a single-lump sum payment calculated by multiplying the target performance units for the most recent performance period preceding (but not including) the calendar year in which termination occurs by the closing price of Entergy’s common stock as of the later of the date of such termination or the date of the Change in Control.

Equity Awards
All unvested stock options, shares of restricted stock and restricted stock units will vest immediately upon a “double trigger” Qualifying Termination pursuant to the terms of the Entergy’s equity plans.

Retirement Benefits	Benefits already accrued under our System Executive Retirement Plan and Pension Equalization Plan, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period ranging from 12 to 18 months.
Cash severance payments are capped at 2.99 times the sum of (a) an executive’s annual base salary plus (b) the higher of his or her actual annual incentive payment under the annual incentive plan or his or her annual incentive, calculated using the average annual target opportunity derived under the annual incentive plan for the two calendar years immediately preceding the calendar year in which termination occurs. Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.
To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions. If an executive discloses non-public data or information concerning us or any of our subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.

For purposes of the Continuity Plan the following events are generally defined as:

-
Change in Control: (a) the purchase of 30% or more of either Entergy’s common stock or the combined voting power of Entergy’s voting securities; (b) the merger or consolidation of Entergy (unless its board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of our assets; or (d) a change in the composition of Entergy’s board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of Entergy’s board at the end of the period.

-
Potential Change in Control: (a) Entergy or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Entergy board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) a System Company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of the outstanding shares of common stock of Entergy constituting 20% or more of the voting power or value of Entergy’s outstanding common stock.

-
Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to us or any of our subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects either his or her ability to perform his or her duties or our reputation; (d) material violation of any agreement with Entergy or any of its subsidiaries; or (e) disclosure of any of Entergy’s confidential information without authorization.

-
Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) Entergy employer purports to terminate his or her employment other than in accordance with the Continuity Plan.

Other Termination Events

For termination events, other than in connection with a Change in Control, executive officers, including our NEOs, generally will receive the benefits set forth below:

Compensation Element

Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock	Performance Units
Voluntary Resignation	None	Forfeited*	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited**
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
Retirement	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the retirement date and expire the earlier of (i) five years from the retirement date and (ii) the option’s normal expiration date.	Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period.
Death/ Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date.	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period.

Mr. Denault’s 2006 Retention Agreement

In 2006, Entergy entered into a retention agreement with Mr. Denault that provides benefits to him in addition to, or in lieu of, the benefits described above. Mr. Denault’s retention agreement was entered into in 2006 when he was Entergy’s Chief Financial Officer and was designed to reflect the competition for chief financial officer talent in the marketplace at that time and the Personnel Committee’s assessment of the critical role this position played in executing Entergy’s long-term financial and other strategic objectives. Based on the market data provided by its former independent compensation consultant, the committee, at the time the agreement was entered into, believed the benefits and payment levels under Mr. Denault’s retention agreement were consistent with market practices.

Specifically, in the event of a Termination Event (as defined in his agreement): 1) Mr. Denault is entitled to a Target LTIP Award calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his employment termination occurs, assuming all performance goals were achieved at target; and 2) all of Mr. Denault’s unvested stock options and shares of restricted stock will immediately vest.

In the event of death or disability, Mr. Denault would receive the greater of the Target LTIP Award calculated as described above or the pro-rated number of performance units for all open performance periods, based on the number of months of his participation in each open performance period.

Under the terms of his 2006 retention agreement, Mr. Denault’s employment may be terminated for cause upon Mr. Denault’s: (a) continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from the Personnel Committee; (b) willfully engaging in conduct that is demonstrably and materially injurious to Entergy; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation; (d) material violation of any agreement that he has entered into with Entergy; or (e) unauthorized disclosure of Entergy’s confidential information.
Mr. Denault may terminate his employment for good reason upon: (a) the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that are remedied after notice from Mr. Denault; (b) a reduction of 5% or more in his base salary as in effect on the date of the retention agreement; (c) the relocation of his principal place of employment to a location other than the corporate headquarters; (d) the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, incentive compensation and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); (e) the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or (f) any purported termination of his employment not taken in accordance with his retention agreement.
Aggregate Termination Payments

The tables below reflect the amount of compensation each of our NEOs would have received if his or her employment had been terminated as of December 31, 2019 under the various scenarios described above. For purposes of these tables, we used a stock price of $119.80, which was the closing market price on December 31, 2019, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Sallie T. Rainer(1)
Severance Payment	—	—	—	—	—	—	$486,390
Performance Units(2)	—	—	—	$189,763	$189,763	$189,763	$431,280
Stock Options	—	—	—	$501,452	$501,452	$501,452	$501,452
Restricted Stock	—	—	—	—	$184,210	$184,210	$184,210
Welfare Benefits(4)	—	—	—	—	—	—	—

Marcus V. Brown(1)
Severance Payment	—	—	—	—	—	—	$3,397,875
Performance Units(2)	—	—	—	$1,005,721	$1,005,721	$1,005,721	$1,964,720
Stock Options	—	—	—	$2,942,442	$2,942,442	$2,942,442	$2,942,442
Restricted Stock	—	—	—	—	$1,145,708	$1,145,708	$1,145,708
Welfare Benefits(4)	—	—	—	—	—	—

Leo P. Denault(1)
Severance Payment	—	—	—	—	—	—	$9,870,588
Performance Units(2)(3)	—	—	$4,480,520	$5,028,006	$5,028,006	$5,028,006	$9,991,320
Stock Options	—	—	$12,314,200	$12,314,200	$12,314,200	$12,314,200	$12,314,200
Restricted Stock	—	—	$4,015,803	—	$4,015,803	$4,015,803	$4,015,803
Welfare Benefits(4)	—	—	—	—	—	—

Andrew S. Marsh(5)
Severance Payment	—	—	—	—	—	—	$3,315,000
Performance Units(2)	—	—	—	—	$1,105,035	$1,105,035	$1,964,720
Stock Options	—	—	—	—	$3,468,531	$3,468,531	$3,468,531
Restricted Stock	—	—	—	—	$1,279,045	$1,279,045	$1,279,045
Welfare Benefits(6)	—	—	—	—	—	—	$29,862
Unvested Restricted Stock Units(7)	—	—	—	—	$2,527,780	$2,527,780	$2,527,780
Roderick K. West(5)
Severance Payment	—	—	—	—	—	—	$3,641,466
Performance Units(2)	—	—	—	—	$1,033,275	$1,033,275	$1,964,720
Stock Options	—	—	—	—	$2,835,460	$2,835,460	$2,835,460
Restricted Stock	—	—	—	—	$1,064,329	$1,064,329	$1,064,329
Welfare Benefits(6)	—	—	—	—	—	—	$29,862

1.
As of December 31, 2019, Ms. Rainer, Mr. Brown and Mr. Denault are retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Ms. Rainer, Mr. Brown and Mr. Denault also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan. For a description of these benefits, see “2019 Pension Benefits.”

2.
For purposes of the table, in the event of a termination related to a change in control, the value of Mr. Denault’s payments was calculated by multiplying the target performance units for the 2016 - 2018 LTIP performance period (41,700) by the closing price of Entergy stock on December 31, 2019 ($119.80), which would equal a payment of $4,995,660 for the forfeited performance units for each performance period. The value of the payments for the NEOs. other than Ms. Rainer’s, was calculated by multiplying the target performance units for the 2016 - 2018 LTIP performance period (8,200) by the closing price of Entergy stock on December 31, 2019 ($119.80), which would equal a payment of $982,360 for the forfeited performance units for each performance period. The value of Ms. Rainer’s payments was calculated by multiplying the target performance units for the 2016 - 2018 Performance Unit Program (1,800) by the closing price of Entergy stock on December 31, 2019 ($119.80), which would equal a payment of $215,640 for the forfeited performance units for each performance period.

For purposes of the table, the values of the awards payable in the event of retirement in the case of Ms. Rainer, Mr. Brown or Mr. Denault or upon death or disability for each NEO were calculated as follows:

Ms. Rainer’s:

2018 - 2020 LTIP Performance Period: 1,100 (24/36*1,650) performance units at target, assuming a stock price of $119.80
2019 - 2021 LTIP Performance Period: 3,128 (12/36*1,450) performance units at target, assuming a stock price of $119.80

Mr. Brown’s:

2018 - 2020 LTIP Performance Period: 5,267 (24/36*7,900) performance units at target, assuming a stock price of $119.80
2019 - 2021 LTIP Performance Period: 3,128 (12/36*9,383) performance units at target, assuming a stock price of $119.80
Mr. Denault’s:
2018 - 2020 LTIP Performance Period: 28,467 (24/36*42,700) performance units at target, assuming a stock price of $119.80
2019 - 2021 LTIP Performance Period: 13,503 (12/36*40,508) performance units at target, assuming a stock price of $119.80

Mr. Marsh’s:

2018 - 2020 LTIP Performance Period: 5,267 (24/36*7,900) performance units at target, assuming a stock price of $119.80
2019 - 2021 LTIP Performance Period: 3,957 (12/36*11,869) performance units at target, assuming a stock price of $119.80

Mr. West’s:

2018 - 2020 LTIP Performance Period: 5,267 (24/36*7,900) performance units at target, assuming a stock price of $119.80
2019 - 2021 LTIP Performance Period: 3,358 (12/36*10,073) performance units at target, assuming a stock price of $119.80

3.
For purposes of the table, the value of Mr. Denault’s retention payment was calculated by taking an average of the target performance units from the 2015 - 2017 LTIP performance period (33,100) and from the 2016 - 2018 LTIP performance period (41,700). This average number of units (37,400) multiplied by the closing price of Entergy stock on December 31, 2019 ($119.80) would equal a payment of $4,480,520.

4.	Upon retirement, Ms. Rainer, Mr. Brown and Mr. Denault would be eligible for retiree medical and dental benefits, the same as all other retirees.

5.	See “2019 Pension Benefits” for a description of the pension benefits Mr. Marsh, and Mr. West may receive upon the occurrence of certain termination events.

6.	Pursuant to the Continuity Plan, in the event of a termination related to a change in control, Mr. Marsh and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.

7.
Mr. Marsh’s 21,100 restricted stock units vest 100% in 2020. Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest immediately in the event of his termination of employment due to Mr. Marsh’s total disability or death or a Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Marsh is subject to certain restrictions on his ability to compete with

Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during  and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Marsh’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, Mr. Marsh will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Sallie T. Rainer, our Chief Executive Officer.

Ratio

For 2019:

- The median of the annual total compensation of all of the Company’s employees, other than Ms. Rainer, was $233,988.

- Ms. Rainer’s annual total compensation, as reported in the Total column of the 2019 Summary Compensation Table, was $1,467,716.

- Based on this information, the ratio of the annual total compensation of Ms. Rainer to the median of the annual total compensation of all employees is estimated to be 6:1.
Identification of Median Employee

The Company selected October 4, 2019 as the date on which to determine the median employee. This date is different from the date used in the prior year; however, the methodology used to determine the date is consistent with that used in the prior year. Both dates correspond to the first day of the three month period prior to fiscal year-end for which information can be obtained about employees and all subsidiaries have the same number of pay cycles.

To identify the median employee from the Company’s employee population base, all compensation included in Box 5 of Form W-2 was considered with all before-tax deductions added back to this compensation (“Box 5 Compensation”). For purposes of determining the median employee, Box 5 Compensation was selected as it is believed it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2019 Summary Compensation Table with respect to each of the NEOs.

OTHER IMPORTANT MATTERS

Other Matters

No matters other than those discussed in this Information Statement are contained in the Shareholder Consent signed by the Common Shareholder.

Dissenter’s Rights

Under Texas law there are no dissenter’s rights available to our shareholders in connection with any of the actions approved in the Shareholder Consent.

Interest Of Certain Persons In Or Opposition To Matters Acted Upon

Directors and Executive Officers

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action disclosed herein.

Beneficial Owners of More Than Five Percent of Entergy Texas Stock

Entergy owns 100% of all of the outstanding shares of our common stock (46,525,000 shares). None of the Company’s directors or officers own any of the Company’s securities.

Based on a filing made under Sections 13(d) and 13(g) of the Exchange Act, as of July 1, 2020, the only person known by us to be the beneficial owner of more than 5% of the Preferred Stock was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Morgan Stanley Morgan Stanley Smith Barney LLC 1585 Broadway New York, NY 10036	78,669 (1)	5.6%

(1)	Based on a Schedule 13G filed with the SEC on February 13, 2020, Morgan Stanley has indicated that it has shared power to dispose or direct the disposition of 78,669 shares of the Preferred Stock.

Expense Of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of common stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery Of Documents To Security Holders Sharing An Address

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

How To Obtain Our Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161

You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s web site, www.sec.gov.

By order of the Board of Directors,

Sallie T. Rainer
Chair of the Board, President and Chief Executive Officer
Dated: July 10, 2020
A-2

APPENDIX A
Reconciliation of GAAP and Non-GAAP Financial Measures

Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP). However, we believe that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the Utility sector. Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (ETR Adjusted EPS), which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities (EWC) segment in light of Entergy’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. Entergy believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Entergy’s reported results prepared in accordance with GAAP.
The earnings measure, ETR Tax Adjusted Earnings Per Share (ETR Tax Adjusted EPS), is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back the effect of significant tax items, and to eliminate the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities (the Pre-Determined Exclusions). The cash flow measure, ETR Adjusted Operating Cash Flow (ETR Adjusted OCF), is calculated based on Entergy’s as-reported (GAAP) operating cash flow, adjusted to eliminate the effect of any adjustments and any Pre-Determined Exclusions.

Below is a reconciliation of GAAP and non-GAAP financial measures used in this Information Statement.

GAAP to Non-GAAP Reconciliation - 2019 ETR Adjusted and ETR Tax Adjusted Results
	Earnings	EPS
2019	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to ETR Corp.	1,241	6.30
Less adjustments
Utility: Reversal of income tax valuation allowance	41	0.21
Parent & Other: Income tax item related to a valuation allowance for interest deductibility	(11)	(0.05)
EWC	147	0.74
ETR Adjusted EPS	1,064	5.40
Add
Tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		1.13
ETR Tax Adjusted EPS		6.53

GAAP to Non-GAAP Reconciliation - 2019 ETR Adjusted OCF
OCF
2019	($ in billions)
ETR Operating Cash Flow	2.817
Less adjustment
EWC items associated with decisions to sell or close EWC nuclear plants	(0.149)
ETR Adjusted OCF	2.966

GAAP to Non-GAAP Reconciliation - 2018 ETR Adjusted Earnings
	Earnings	EPS
2018	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to ETR Corp.	849	4.63
Less adjustments
Utility
Customer sharing associated with internal restructuring	(30)	(0.16)
Income tax benefit from 2012 / 2013 IRS settlement	43	0.23
Income tax benefit from internal restructuring	170	0.93
Tax Reform	38	0.21
EWC	(343)	(1.87)
ETR Adjusted Earnings	970	5.29

Calculations may differ due to rounding